                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT
                            ------------------------



                                     SELLER
                                     ------


                       Creative Medical Development, Inc.



                                     BUYER
                                     -----


                             Gish Biomedical, Inc.

                            ASSET PURCHASE AGREEMENT
                            ------------------------


          This ASSET PURCHASE AGREEMENT (the "Agreement") is made as of September ___, 1995, by and between GISH BIOMEDICAL, INC., a California corporation ("Buyer") and CREATIVE MEDICAL DEVELOPMENT, INC., a Delaware corporation ("Seller").


                                R E C I T A L S
                                - - - - - - - -


          A. Seller is in the business of, among other activities, developing certain medical device technology, and marketing and selling products based on such technology, as more fully described on Schedule A attached hereto (the
                                            ----------
"Business").

          B. Buyer desires to purchase, and Seller desires to sell and transfer to Buyer, substantially all of the assets of Seller used in connection with the Business on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the foregoing premises, the terms, covenants, and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1.  ASSETS AND LIABILITIES BEING PURCHASED AND ASSUMED.

          1.1 PURCHASED ASSETS. Except as and to the extent otherwise provided in Section 1.2 hereto, Buyer hereby agrees to purchase from Seller, and Seller hereby agrees to sell, transfer and assign to Buyer, free and clear of any and all mortgages, liens, security interests, encumbrances, pledges, leases, equities, claims, charges, restrictions, conditions, conditional sale contracts and any other adverse interests of any kind whatsoever, all of the assets, wherever located, which are owned by Seller, or in which Seller has any right, title or interest (to the extent of such right, title or interest), and used in connection with the Business (collectively referred to herein as the "Purchased Assets"). The Purchased Assets shall include, but shall not be limited to, all of Seller's right, title and interest in the following:

          (a) All of the leasehold interests in real property used in connection with the Business, together with all fixtures and other improvements located thereon or affixed thereto which are owned by Seller and will not revert to the landlord at the expiration of any leasehold interest of Seller, which real property is described in Schedule 1.1(a) attached hereto (collectively, the
                         ---------------
"Real Property Leases");

          (b) All of the tangible personal property, machinery, equipment, phones, tools, machine and electric parts, supplies, computers, office furniture and fixtures and vehicles, wherever located, owned by Seller and used in connection with the Business (collectively, the "Tangible Assets"), substantially all the items of which are identified in Schedule 1.1(b) attached
                                                       --------------
hereto;

          (c) All of the rights, tangible and intangible, and leasehold interests in personal property, of Seller existing under any of the contracts, agreements, leases, licenses, instruments or commitments that are listed in
Schedule 1.1(c) attached hereto, and under any contracts, agreements, leases,
- ---------------
licenses, instruments and commitments which are entered into by Seller in connection with the Business after the date hereof and prior to the "Closing" (as defined below) with the prior written consent of Buyer (collectively, the "Personal Property Contracts") (the Real Property Leases and the Personal Property Contracts are collectively referred to as the "Assumed Contracts");

          (d) All rights in and to any governmental and private permits, licenses, certificates of occupancy, franchises and authorizations, to the extent assignable, used in connection with the Business;

          (e) All raw materials, work-in progress and finished-goods inventories, and all repair and replacement parts and materials, and all other parts and materials, used in the Business (collectively, the "Inventory");

          (f) All rights in and to any requirements, processes, formulations, methods, technology, know-how, formulae, trade secrets, trade dress, designs, inventions and other proprietary rights and all documentation embodying, representing or otherwise describing any of the foregoing, owned or held by Seller in connection with the Business, which are more fully described in
Schedule 1.1(f) (the assets described in Sections 1.1(f) through 1.1(i) are
- ---------------
referred to as the "Intangible Property Rights");

          (g) All patents, copyrights, tradenames, trademarks and service marks of Seller used in the Business, all of which are set forth in Schedule 1.1(g),
                                                              ---------------
and all applications therefor, and all documentation embodying, representing or otherwise describing any of the foregoing;

          (h) All rights in and to the customer lists, promotion lists, marketing data and other compilations of names and data developed in connection with the Business, and which shall be delivered by or on behalf of Seller to Buyer at or prior to the Closing;

          (i) All of Seller's rights in and to the computer software programs (including software licensed to Seller) used in connection with the Business or developed or under development by, or on behalf of, Seller in connection with the Business and identified on Schedule 1.1(i), including the source code,
                               ---------------
object code and documentation for such software, in each case to the extent that Seller possesses and has a right to possess and transfer the same;

          (j) All causes of action, claims, suits, proceedings, judgments or demands, of or held by Seller against third parties which are listed on Schedule
                                                                        --------
1.1(j) attached hereto;
- ------

          (k) All accounts and notes receivable pertaining exclusively to Seller's conduct of the Business which arise from the date hereof;

          (l) All account lists, files, books, publications, and other records and data used in connection with the Business;

          (m) All goodwill associated with the Business and the Purchased Assets, including the Intangible Property Rights; and

          (n) All assets of any kind, nature or description owned by Seller not otherwise described in this Section 1.1 and which are used exclusively in connection with the Business and which are not Excluded Assets (as hereinafter defined).

          1.2  EXCLUDED ASSETS.  Set forth in Schedule 1.2 is a list and
                                              ------------
description of assets owned by Seller and used in connection with the Business which shall not be sold, but shall be retained, by Seller (the "Excluded Assets"). Notwithstanding anything to the contrary set forth in Section 1.1, the Purchased Assets shall not include any of the Excluded Assets.

          1.3 ASSUMED OBLIGATIONS. Buyer hereby agrees to assume only: (i) those liabilities specifically set forth in Schedule 1.3 (collectively, the
                                            ------------
"Assumed Liabilities"); and (ii) those liabilities and obligations arising after the "Closing Date" (as defined below) under the Assumed Contracts (which, together with the Assumed Liabilities, shall sometimes be referred to herein collectively, as the "Assumed Obligations"). The Assumed Obligations shall not include, and the Seller covenants that Buyer shall not be liable or responsible for, any obligations or liabilities arising out of any act or omission by Seller in violation or breach of any Assumed Contract, regardless of when such liability or obligation is asserted. Except as expressly set forth in Schedule
                                                                       --------
1.3, the Seller represents and warrants that Seller is not in material default
- ---
under any Assumed Obligation, and Buyer shall not be obligated to assume any Assumed Obligation which is in material default as of the Closing Date.

      2.  LIABILITIES NOT ASSUMED.

          Except for the Assumed Obligations, the Seller agrees that Buyer will not assume or perform, and the Seller shall remain responsible for and shall indemnify, hold harmless and defend Buyer from and against, any and all liabilities and obligations of Seller, whether known or unknown, and regardless of when such liabilities or obligations arise or are asserted, including, without limitation, any obligations or liabilities of Seller with respect to the following:

          (a) Any compensation or benefits payable to employees of Seller, including, but not limited to, any liabilities arising under any employee pension or profit sharing plan or other employee benefit plan, any severance pay or other termination costs due to employees of Seller as a result of the transactions contemplated by this Agreement or any of Seller's obligations to its employees for salaries and vacation, holiday and sick pay accrued and unpaid as of the Closing Date;

          (b) All federal, state, local, foreign or other taxes;

          (c) Injuries to or the death of any person, or any employee of Seller, that (i) has occurred or may occur, prior to Closing, in connection with the Business, or (ii) has occurred prior hereto or may occur hereafter in connection with any other business (other than the Business) conducted, or any other operations engaged in, by Seller, even if not discovered until after the Closing Date;

          (d) All liens, claims and encumbrances on any of the Purchased Assets and all obligations and liabilities secured thereby;

          (e) All obligations of Seller for borrowed money, or incurred in connection with the purchase, lease or acquisition of any assets, and any obligations of a similar nature incurred by Seller;

          (f) Any accounts or notes payable or similar indebtedness incurred by Seller;

          (g) Any claims, demands, actions, suits, legal proceedings, obligations or liabilities arising from Seller's operation of the Business prior to Closing, including, but not limited to, those set forth in Schedule 4.12, or
                                                              -------------
arising from any other business or operations of Seller, whether conducted prior to or after the Closing, whether such claims, demands, actions, suits, legal proceedings, obligations or liabilities are presently pending or threatened or are threatened or asserted at any time after the date hereof and whether before or after the Closing; and

          (h) Any liabilities arising out of the termination by Seller of any of its employees in anticipation or as a consequence of, or following, consummation of the transactions contemplated hereby.

      3.  PURCHASE PRICE AND TERMS OF PAYMENT.

          3.1 PURCHASE PRICE. As consideration for the sale to Buyer of the Purchased Assets, Buyer shall: (i) issue to Seller a number of shares of the Common Stock of Buyer equal to the result obtained by dividing Two Million Dollars ($2,000,000) by the average last sale price per share of Common Stock of Buyer, as reported by Nasdaq, for the ten (10) trading days immediately preceding the date hereof (the aggregate number of shares to be issued to Seller pursuant to this clause is referred to herein as the "Shares"); and (ii) pay to Seller Six Hundred Thousand Dollars ($600,000) (the "Seller's Cash Payment," and together with the Shares, the "Purchase Price"). The Shares shall be issued under Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

          3.2 PAYMENT OF PURCHASE PRICE. At the Closing, Buyer shall deliver to Seller (i) a stock certificate in Seller's name representing the Shares and
(ii) the Seller's Cash Payment, which shall be paid to the Seller by wire transfer of funds or bank cashier's check.

          3.3 NOTE; SECURITY AGREEMENT. On the date hereof, Buyer shall lend to Seller an amount equal to the Seller's Cash Payment (the "Loan"), such Loan to be evidenced by a promissory note duly executed and delivered by the Seller in favor of the Buyer (the "Note") substantially in the form of EXHIBIT A
                                                                ---------
attached hereto, together with a security agreement (the "Security Agreement") substantially in the form of EXHIBIT B attached hereto, covering certain
                             ---------
collateral which shall secure the repayment of the Loan. The principal amount of the Loan shall be repaid, interest waived by Buyer and the Note redeemed at the Closing by way of an offset of the Seller's Cash Payment due and owing from the Buyer to the Seller to the amount of the Loan.

          3.4 STOCKHOLDER AGREEMENT. On the date hereof, and as an inducement for Buyer to enter into this Agreement, the individuals or entities listed on
Schedule 3.4 hereof, each of whom
is a stockholder of Seller, and Buyer shall enter into a Stockholder Agreement substantially in the form of EXHIBIT C attached hereto.
                             ---------

          3.5 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets as set forth in EXHIBIT D attached hereto.
                                                     ---------
To the extent permitted by law, the parties hereto shall report consistent with such allocation on all income tax returns, and will comply with, and furnish the information required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and any regulations thereunder.


          4. REPRESENTATIONS AND WARRANTIES OF THE SELLER. Except as disclosed in the Schedules delivered concurrently herewith by reference to the specific Section or Sections hereof to which the disclosure pertains, the Seller hereby represents and warrants to Buyer, as of the date hereof, as follows:

          4.1 AUTHORITY AND BINDING EFFECT. Seller has the full corporate power to execute and deliver this Agreement and each agreement referenced herein to which it is a party and to consummate the transactions contemplated by, and comply with its obligations under, such agreements. With the exception of any stockholder approval which may be required for this Agreement, at their execution, this Agreement and each agreement referenced herein to which Seller is a party, and the consummation by Seller of its obligations herein and therein, have been duly authorized by all necessary corporate action of Seller. As of the Closing,this Agreement and each agreement referred to herein to which Seller is a party, if require, will have approval by a majority of Seller's stockholders in accordance with applicable law. This Agreement has been duly executed and delivered by the Seller, and the Seller will, at the Closing, duly execute and deliver the agreements referenced herein to which it is a party. To the Seller's best knowledge, this Agreement is a valid and binding agreement of the Seller, and upon their execution and delivery, the Registration Rights Agreement and Lease, each as defined below, will be the valid and binding agreements of Seller. To Seller's best knowledge, this Agreement, the Registration Rights Agreement and the Lease shall be enforceable against the Seller in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and (B) general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law. To Seller's best knowledge, no further action is required to be taken by the Seller, nor is it necessary for the Seller to obtain any action, approval or consent by or from any third persons, governmental or other, to enable the Seller to enter into or perform its obligations under this Agreement and each agreement referenced herein to which it is a party, except for the consents of third parties to the assignment and assumption of the Assumed Contracts which shall be obtained by Seller on or before the Closing (unless waived by Buyer). Such consents are set forth in
Schedule 4.8 hereto.
- ------------

          4.2 ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. To the Seller's best knowledge, Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership or leasing of its assets, except where the failure to be so qualified would not have a material adverse effect on Seller or the Business. Except for its interest in LBI, a California general partnership, Seller does not own any stock or other equity interest in any other corporation or entity. Seller has the legal right, corporate power and authority, and all licenses and other permits, required to operate the Business as now conducted and to own, use and sell the Purchased Assets. No actions, proceedings or transactions have been commenced or undertaken by the Seller which (i) give or would give rights to any person, other than Buyer, in any of the Purchased Assets or (ii) interfere with the consummation of the transactions contemplated by this Agreement.

          4.3 FINANCIAL STATEMENTS. The Seller has delivered to Buyer financial statements of Seller consisting of an audited balance sheet, and a related statement of income, as of and for the period ended September 30, 1994, and an unaudited balance sheet and a related statement of income, as of an for the period ended June 30, 1995 (the "Financial Statements"). True, correct and complete copies of the Financial Statements are attached as Schedule 4.3A
                                                            -------------
hereto.  Except as otherwise set forth in the footnotes contained therein or in
Schedule 4.3B, the Financial Statements were prepared in accordance with
- -------------
generally accepted accounting principles ("GAAP"). The Financial Statements fairly present the financial condition of Seller and the results of its operations as of the relevant dates thereof and for the respective periods covered thereby. Except as set forth in Schedule 4.3B, Seller does not have any
                                         -------------
debts, obligations, liabilities or commitments of any nature, whether due or to become due, absolute, contingent or otherwise, that, in accordance with GAAP, are required to be disclosed in a balance sheet or the footnotes thereto, and are not shown on the June 30, 1995 balance sheet delivered pursuant hereto, other than liabilities incurred after June 30, 1995 in the ordinary course of business and consistent with past practice. Such post-June 30, 1995 liabilities are not material in amount and have not had and are not expected to have, individually or in the aggregate, a material adverse effect on the financial condition or results of operations of Seller or the Business. As to each liability, debt, obligation or commitment, fixed or contingent, that is set forth on Schedule 4.3B and is included in the Assumed Obligations, the Seller
         -------------
shall provide the following information, in writing as an attachment to such
Schedule: (i) a summary description of the liability, debt, obligation or commitment, together with copies of all relevant documentation relating thereto, the amounts claimed and any other action or relief sought and, if in connection with a claim, suit or proceeding, the name of the claimant and all other parties involved therewith and the identity of the court or agency in which such claim, suit or proceeding is being prosecuted, and (ii) the best estimate of the Seller of the maximum amount, if any, which is likely to become payable with respect to any contingent liability. For purposes hereof, if no written estimate is provided, such best estimate shall be deemed to be zero.

          4.4  ABSENCE OF CERTAIN CHANGES.  Except as set forth in Schedule 4.4
                                                                   ------------
hereto, during the period from June 30, 1995 to the date hereof, there has not been with respect to or affecting Seller or the Business: (i) any amendment, termination or revocation, or any threat known to the Seller of any amendment, termination, or revocation, of any material contract or agreement to which Seller is, or during the period ended June 30, 1995 was, a party or of any license, permit or franchise required for the continued operation of the Business as it was conducted during the period ended June 30, 1995; (ii) except for the transactions contemplated hereby, any sale, transfer, mortgage, pledge or subjection to lien, charge or encumbrance of any kind, of, on or affecting any of the Purchased Assets, except sales or utilization of Inventory that have been made in the ordinary course of the Business and consistent with past practices, and liens for current taxes not yet due and payable; (iii) other than as contemplated in connection with the transactions contemplated hereby, any increase in the compensation paid or payable or in the fringe benefits provided to any employees of Seller; (iv) any damage, destruction or loss, whether or not covered by insurance, of any of the Purchased Assets; (v) the incurrence of any indebtedness, either for borrowed money or in connection with any purchase of assets that is not reflected in the June 30, 1995 balance sheet and individually or in the aggregate involves more than $1,000, except in the ordinary course of business consistent with past practices; (vi) any purchase or lease, or commitment for the purchase or lease, of equipment, machinery, leasehold improvements or other capital items not disclosed in the Financial Statements which involves amounts exceeding $1,000 individually or $2,500 in the aggregate, except in the ordinary course of business consistent with past practices, or which is in excess of or represents a departure from the normal, ordinary and usual requirements of the Business; (vii) the execution by Seller of any agreement or contract that is, or could reasonably be expected to become, material to the Business; or (viii) the occurrence subsequent to June 30, 1995 of any other event or circumstance which, to the best knowledge of the Seller after due inquiry would materially and adversely affect any of the Purchased Assets, the Business, or the ability of any of the Seller to consummate the transactions contemplated hereby.

     4.5  THE PURCHASED ASSETS.

          (a) TITLE TO AND ADEQUACY OF PURCHASED ASSETS.  Except as disclosed on
Schedule 4.5(a) hereto, Seller has, and at the Closing Seller will convey and
- ---------------
transfer to Buyer, good, complete and marketable title to all of the Purchased Assets, free and clear of all mortgages, liens, security interests, encumbrances, pledges, leases, equities, claims, charges, restrictions, conditions, conditional sale contracts and any other adverse interests. Except as set forth on Schedule 4.5(a), all of the Purchased Assets are in the
                ---------------
exclusive possession and control of Seller and Seller has the unencumbered right to use and sell to Buyer all of the Purchased Assets without interference from others. The Purchased Assets constitute substantially all the assets, properties, rights, privileges and interests necessary for Buyer to own and operate the Business substantially in the same manner as it has been conducted by Seller since June 30, 1995.

          (b) TANGIBLE ASSETS.  Schedule 1.1(b) is a list of all of the Tangible
                                ---------------
Assets owned by Seller used in the Business, other than any Tangible Asset the replacement cost of which would be less than $500 and which is not of material importance to Seller's operations. To the best knowledge of the Seller after due inquiry, the Tangible Assets are in good working order and condition, ordinary wear and tear excepted, have been properly maintained, are suitable for the uses for which they are being utilized in the Business.

          (c) INTANGIBLE PROPERTY RIGHTS. The Intangible Property Rights are the only material intangible property used by Seller in the Business, and, to the best of the Seller's knowledge after due inquiry, from and after the Closing Date, Buyer shall have the right to use all of the Intangible Property Rights in the Business consistent with Seller's use of the Intangible Property Rights in the Business. To the best of the Seller's knowledge after due inquiry, Seller owns, or holds adequate licenses, or other rights to use, all of the Intangible Property Rights and, to the best of the Seller's knowledge after due inquiry, such use does not conflict with, infringe on or otherwise violate any rights of any other person. Except as disclosed in Part A of Schedule 4.5(c), all of such
                                                    ---------------
licenses and rights are transferable to Buyer without cost or liability to Buyer (other than the Purchase Price) and will be included in the Purchased Assets being sold to Buyer hereunder. Except as set forth in Part B of Schedule
                                                                 --------
4.5(c), Seller has not granted, transferred or assigned any right, license or
- ------
interest in any of its Intangible Property Rights. To the best of the Seller's knowledge after due inquiry, in no instance has the eligibility of any copyright to any material property included in the Intangible Property Rights been forfeited to the public domain by omission of any required notice or any other action. All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of any of the Intangible Property Rights on behalf of Seller either (i) in the case of any copyright, have been party to a "work-for-hire" arrangement or agreement with Seller, in accordance with applicable federal and state law, that has accorded Seller full, effective, exclusive and original ownership of all United States copyrights thereby arising or (ii) have executed appropriate instruments of assignment in favor of Seller as assignee that convey to Seller full, effective and exclusive ownership of all Intangible Property Rights thereby arising. Except as set forth in Part C of Schedule 4.5(c), Seller has not received notice of any
             ---------------
infringement, and to the best of the Seller's knowledge after due inquiry, Seller has not infringed and is not now infringing, on any patent, trade name, trademark, service mark, copyright, trade secret, trade dress, design, invention, technology, know-how, process or other proprietary right belonging to any other person, firm or corporation, which infringement would have an adverse effect on any of the Purchased Assets or the Business. To the best of Seller's knowledge after due inquiry, there is no infringement by any other person of any Intangible Property Right.

          (d) LEASES.  Except as set forth on Schedule 4.5(d) Seller does not
                                              ---------------
have a fee interest in any real property.  Schedule 1.1(a) is a list and brief
                                           ---------------
description of each of the facilities or real properties leased by Seller and used in the Business. The description sets forth, among other things, the address of each facility or real property leased and the name and address of the landlord. Schedule 1.1(c) also contains a list of all leases under which Seller
           ---------------
possesses or uses personal property in connection with the conduct or operation of the Business. The personal property leases set forth in Schedule 1.1(c) are
                                                            ---------------
sometimes collectively referred to as the "Personal Property Leases." True, correct and complete copies of the Real Property Leases and Personal Property Leases (collectively, the "Leases") have been delivered to Buyer. All of the facilities covered by the Real Property Leases are equipped in substantial conformity with laws and governmental regulations applicable to Seller or the Business. The zoning of each parcel of real property, the lease for which is to be assigned by Seller to Buyer, permits the presently existing improvements thereon and continuation of the business presently conducted thereon and no changes therein are pending or are threatened. Subject to any consents required therefor, the assignment of any of the Leases shall not adversely affect Buyer's quiet enjoyment and use, without disturbance, of all real and personal properties and assets that are the subject of such Leases. To the best of the Seller's knowledge after due inquiry, no condemnation or similar proceedings are pending or, to the best knowledge of the Seller after due inquiry, threatened against any of the real properties described on Schedule 1.1(a). Upon review of
                                                ---------------
the Leases, to the best knowledge of the Seller, none of the Leases contains any provisions which, after the Closing Date, would (i) hinder or prevent Buyer from continuing to use any of the properties or assets which are the subject of the Leases in the manner in which they are currently used or (ii) impose any additional costs (other than scheduled rental increases) or burdensome requirements as a condition to their continued use which are not currently in effect. Except for the Leases, none of the Purchased Assets are held under, or used by Seller in connection with the Business pursuant to, any lease or conditional sales contract.

          (e) ACCOUNTS RECEIVABLE.  Except as set forth on Schedule 4.5(e),
                                                           ---------------
Seller does not own or have any rights in any accounts or notes receivable relating to the sale of Seller's products or the provision of services by Seller.

          (f) INVENTORIES. All the Inventory is of a quality and quantity usable and saleable in the ordinary course of business, except for obsolete items, damaged items, and materials at below standard quality, all of which have been written off or written down to net realizable value so that, to Seller's best knowledge, the aggregate dollar amount of Seller's Inventory and any additional costs to complete and dispose of such Inventory as finished products will not exceed the selling price of such finished products. Since June 30, 1995, no Inventory has been sold or disposed of except through sales in the ordinary course of business consistent with past practices. All work-in-process inventory is either dedicated to firm orders or finished goods produced for stock and saleable in the ordinary course.

          4.6  CONTRACTS, AGREEMENTS AND COMMITMENTS.  Schedule 4.6 hereto
                                                       ------------
contains an accurate and complete list of all contracts, agreements, leases, licenses and instruments, not otherwise disclosed in Schedule 1.1(a) or Schedule
                                                     ---------------    --------
1.1(c), to which Seller is a party or is bound and (i) which relate to and
- ------
materially affect any of the Purchased Assets or the Business, or (ii) which could hinder consummation of the transactions contemplated by this Agreement or would affect Buyer's title to or its ability, after the Closing, to conduct the Business as it has been conducted by Seller since June 30, 1995, or its ability to dispose of any of the Purchased Assets following the Closing. Schedule
                                                                  --------
1.1(a), Schedule 1.1(c) and Schedule 4.6 include, without limitation, all
- ------  ---------------     ------------
contracts and agreements and all leases, licenses and instruments, which (i) grant a security interest or permit or provide for the imposition of any lien, mortgage, security interest or other encumbrance on, or provide for the disposition of, any of the Purchased Assets; (ii) require the consent of any third party to the consummation by Seller of the transactions contemplated by this Agreement, or (iii) would restrict the use or disposition by Buyer after the Closing of any of the Purchased Assets. True, correct and complete copies of all items so listed in Schedule 1.1(a), Schedule 1.1(c) and Schedule 4.6 have
                          ---------------  ---------------     ------------
been furnished to Buyer. Each of such contracts, agreements, leases, licenses and instruments so listed, or required to be so listed, in Schedule 1.1(a),
                                                           ---------------
Schedule 1.1(c) or Schedule 4.6 is a valid and binding obligation of Seller and,
- ---------------    ------------
to the best knowledge of the Seller, the other parties thereto, enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. Except as otherwise set forth in Schedule 1.1(a), Schedule 1.1(c) or Schedule 4.6
                          ---------------  ---------------    ------------
hereto, there have not been any defaults by Seller or, to the best knowledge of the Seller after due inquiry, defaults or any claims of default or claims of nonenforceability by the other party or parties which, individually or in the aggregate, would have a material adverse effect on the Business or any of the Purchased Assets, and, to the best of Seller's knowledge after due inquiry, there are no facts or conditions that have occurred or that the Seller (without independent investigation) anticipate to occur which, through the passage of time or the giving of notice, or both, would constitute a default by Seller, or by the other party or parties, under any of such contracts, agreements, leases, licenses and instruments or would cause a creation of a lien, security interest or encumbrance upon any of the Purchased Assets or otherwise materially and adversely affect any of the Purchased Assets or the Business.

          4.7  LABOR AND EMPLOYMENT AGREEMENTS; FRINGE BENEFIT PLANS.

          (a) Schedule 4.7 sets forth the name of each director and officer of
              ------------
Seller and of each employee of Seller who receives compensation at a rate in excess of $25,000 per year, together with a description of all compensation and benefits that are payable to such individuals as a result of their employment by or association with Seller. Seller has furnished to Buyer a copy of its employee handbook and a description, in writing, of all employment or personnel policies not set forth in such handbook.

          (b) Schedule 4.7 hereto contains a list of any collective bargaining
              ------------
or other labor, employment, deferred compensation, bonus, retainer, consulting, or incentive agreement, plan or contract, and all written or other personnel policies, of Seller or to which Seller is subject or bound. True, correct and complete copies of any such agreements, plans, contracts and policies listed in
Schedule 4.7 hereto have been furnished to Buyer.  Except to the extent set
- ------------
forth in Schedule 4.7, (i) there has been no strike or other work stoppage by,
         ------------
nor to the best knowledge of Seller after due inquiry has there been any union organizing activity among, any of the employees of Seller during the past five
(5) years; (ii) Seller is in compliance with all material applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours; and (iii) there is no unfair labor practice complaint pending or, to the best knowledge of the Seller after due inquiry, threatened against Seller, nor, to the best knowledge of the Seller after due inquiry, is there any factual basis for any such complaint.

          (c) Schedule 4.7 hereto also contains a complete list of Seller's
              ------------
Employee Plans. True, correct and complete copies or descriptions of such Employee Plans have been delivered to Buyer. For purposes of this Section 4.7, the term "Employee Plan" includes all present (including those terminated or transferred within the past five (5) years) plans, programs, agreements, arrangements, and methods of contribution or compensation (including all amendments to and components of the same, such as a trust with respect to a plan) providing any remuneration or benefits, other than current cash compensation, to any current or former employee of Seller or to any other person who provides services to Seller, whether or not such plan or plans, programs, agreements, arrangements, and methods of contribution or compensation are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and whether or not such plan or plans, programs, agreements, arrangements and methods of contribution or compensation are qualified under the Code. The term Employee Plan includes, but is not limited to, pension, retirement, profit sharing, stock option, stock bonus, and nonqualified deferred compensation plans and includes any Employee Plan that is a multiemployer plan as defined in Section 3(37) of ERISA. The term Employee Plan also includes, but is not limited to, disability, medical, dental, health insurance, life insurance, incentive plans, vacation benefits, and fringe benefits. Any and all tax returns, reports, forms or other documents required to be filed by Seller under applicable federal, state or local law with respect to the Employee Plans set forth on Schedule 4.7 have been timely filed and are correct and complete in
             ------------
all respects; and any and all amounts due by Seller to any governmental agency or entity with respect to the Employee Plans have been timely and fully paid.

          (d) Except as set forth in Schedule 4.7, all Employee Plans are now,
                                     ------------
and have always been, established, maintained and operated in accordance with all applicable laws (including, but not limited to, ERISA and the Code) and all regulations and interpretations thereunder and in accordance with their plan documents. All communications with respect to each Employee Plan by any person (including, but not limited, to the members of any plan committee, all plan fiduciaries, plan administrators, Seller and its management, and Seller's employees) accurately reflect the documents and operations of each such Employee Plan. Each funded Employee Plan providing for payment of deferred compensation is and always has been qualified under Section 401 of the Code. The Internal Revenue Service has issued one or more determination letters with respect to each funded Employee Plan stating that, from the inception of each such Employee Plan, such Employee Plan has been and is qualified under Section 401 of the Code and each trust maintained in connection with each such Employee Plan has been and is exempt under Section 501 of the Code. Except as set forth in Schedule
                                                                     --------
4.7, there is no unfunded liability for vested or nonvested benefits under any
- ---
funded

Employee Plan, and all contributions required to be made to or with respect to each Employee Plan have been completely and timely paid. All reports, forms and other documents required to be filed with any governmental entity with respect to any Employee Plan have been timely filed and, to the best knowledge of the Seller after due inquiry, are accurate. There have been no filings with respect to any Employee Plan with the Pension Benefit Guaranty Corporation ("PBGC"). No liability to the PBGC has been incurred or is expected with respect to any Employee Plan except for insurance premiums, and all insurance premiums incurred or accrued up to and including the Closing Date have been or will be timely paid by Seller. No amount is, and as of the Closing Date no amount will be, due or owing from Seller to any "multiemployer plan" (as defined in Section 3(37) of ERISA) on account of any withdrawal therefrom. There has been no event or condition, nor is any event or condition expected, that would present a risk of termination of any Employee Plan, or which would constitute a "reportable event" within the meaning of Section 404(3) of ERISA and the regulations and interpretations thereunder. There has been no merger, consolidation, or transfer of assets or liabilities (including, but not limited to, a split-up or split-off) with respect to any Employee Plan. There is and there has been no actual or, to the best knowledge of the Seller after due inquiry, anticipated, threatened or expected litigation or arbitration concerning or involving any Employee Plan. No complaints to or by any governmental entity have been filed or, to the best knowledge of the Seller after due inquiry, have been threatened or are expected with respect to any Employee Plan. No Employee Plan or any other person has any liability to any plan participant, beneficiary or other person under any provision of ERISA, the Code or any other applicable law by reason of any action or failure to act in connection with any Employee Plan. There has been no prohibited transaction as described in Section 406 of ERISA and Section 4975 of the Code with respect to any Employee Plan. No Employee Plan provides medical benefits to one or more former employees (including retirees), other than benefits required to be provided under Section 4980B of the Code. There is no contract, agreement or benefit arrangement covering any employee of Seller which individually or collectively would constitute an "excess parachute payment" under Section 280G of the Code.

          4.8  CONFLICTS.  Except as set forth in Schedule 4.8, neither the
                                                  ------------
execution and delivery of, nor the consummation of the transactions contemplated by, this Agreement or any of the agreements attached hereto as Exhibits to which the Seller is a party will or could result in any of the following: (i) a default or an event that, with notice or lapse of time, or both, would be a default, breach or violation of the respective charter, bylaws or other governing instruments of Seller, or any contract, lease, license, franchise, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, security or pledge agreement, or other agreement, instrument or arrangement to which the Seller is a party or by which the Business or any of the Purchased Assets is bound; (ii) the termination of any contract, lease, agreement, or commitment, or the acceleration of the maturity of any indebtedness or other obligation of the Seller; (iii) the creation or imposition of any lien, charge or encumbrance on any of the respective assets or properties of the Seller, including any of the Purchased Assets; (iv) a violation or breach of any writ, injunction or decree of any court or governmental instrumentality to which the Seller is a party or by which any of the Purchased Assets or the Business is bound; (v) a loss or adverse modification of any license, franchise, permit, other authorization or right (contractual or other) to operate, granted to or otherwise held by Seller or used in the Business, which would have a material adverse effect on the Business or the Purchased Assets taken as a whole; or (vi) the cessation or termination of any other business relationship or arrangement between Seller and any third party that is material to the Business, or its operating results or condition (financial or other), or the Purchased Assets, taken as a whole. Except as set forth in Schedule 4.8 hereto,
                                                            ------------
the Seller does not know of any business relationship or arrangement with any third party

(governmental or other) that is material to the Business, its operating results, condition or prospects and that will cease or is likely to be terminated as a result of the consummation of the transactions contemplated by this Agreement.

          4.9  INSURANCE.  Schedule 4.9 contains an accurate description
                           ------------
(including liability limits, deductibles and coverage exclusions) of all policies of fire, general liability, property, worker's compensation, errors and omissions and other forms of insurance maintained by or on behalf of Seller in connection with the Business as protection for the Purchased Assets and the Business.

          4.10 TAXES AND TAX RETURNS. Seller has duly filed all tax reports and returns which are required by law to be filed by it and has duly paid all foreign, federal, state and local taxes due or claimed to be due from such authorities, and there are no assessments or claims for payment of taxes now pending or, to the best knowledge of the Seller after due inquiry, threatened, nor any audit of Seller's records presently being made by any taxing authority. Except as set forth in Schedule 4.10, Seller has properly withheld and paid, or
                       -------------
accrued for payment when due, to appropriate state and/or federal authorities, all amounts required to be withheld from its employees' wages, salaries and other compensation and has also paid all employment taxes as required under applicable laws.

          4.11  COMPLIANCE WITH LAW/PERMITS.   Seller is in compliance with all,
and is not in violation of any, law, ordinance, order, decree, rule or regulation of any governmental agency or authority, the violation of or noncompliance with which could have a material adverse effect on the Business or the Purchased Assets taken as a whole. There are no unresolved (i) proceedings or investigations instituted or, to the best knowledge of the Seller after due inquiry, threatened, by any such governmental authorities against Seller or, to the best knowledge of the Seller (without independent investigation), relating to the Business, or (ii) citations issued or, to the best knowledge of the Seller after due inquiry, threatened against Seller or the Business by any governmental authorities, or (iii) other notices of deficiency or charges of violation brought or, to the best knowledge of the Seller after due inquiry, threatened against Seller or the Business, including under any federal or state regulation or otherwise, which could have, individually or in the aggregate, a material adverse effect on the Business or the Purchased Assets taken as a whole, or interfere with the maintenance, or the transfer or reissuance to Buyer, of the permits, licenses, franchises, certificates, authorizations or any right to operate held by Seller.

          4.12  LITIGATION AND PROCEEDINGS.  Except as set forth in Schedule
                                                                    --------
4.12 hereto, there is no action, suit, proceeding or investigation, or any
- ----
counter or cross-claim in an action brought by or on behalf of the Seller, whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to the best knowledge of the Seller after due inquiry, threatened, against the Seller, which (i) could reasonably be expected to affect adversely the Seller's ability to perform its obligations under this Agreement or the agreements referenced herein or complete any of the transactions contemplated hereby or thereby, or (ii) involves the reasonable possibility of any judgment or liability, or which may become a claim, against Buyer, the Business or any of the Purchased Assets prior to or subsequent to the Closing Date. The Seller is not subject to any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over Seller, any of its assets or the Business.

          4.13  CERTAIN TRANSACTIONS.  Except as set forth in Schedule 4.13 or
                                                              -------------
any of the Exhibits hereto, there are no existing or pending transactions, nor are there any agreements or understandings, with any stockholder, officers, directors, or employees of Seller, or any person or entity affiliated with any of them (collectively, "Affiliates"), relating to, arising from or affecting the Business, or any of the Purchased Assets, including, without limitation, any transactions, arrangements or understandings relating to the purchase or sale of goods or services, the lending of monies, or the sale, lease or use of any of the Purchased Assets, with or without adequate compensation, in any amount whatsoever. No existing or former stockholder, director, officer or employee of Seller has any claims against or disputes with Seller which could result in the imposition of any liability or judgment against the Business or any of the Purchased Assets. True, correct and complete copies of all items listed on
Schedule 4.13 have been furnished to Buyer.
- -------------

          4.14 ENVIRONMENTAL AND SAFETY MATTERS. To Seller's best knowledge, and except as set forth in Schedule 4.14, Seller has complied with, and the
                           -------------
operation of the Business and the use of the Purchased Assets are in compliance with, in all material respects, all federal, state, local and regional statutes, laws, ordinances, rules, regulations and orders relating to the protection of human health and safety, natural resources or the environment, including, but not limited to, air pollution, water pollution, noise control, on-site or off-site hazardous substance discharge, disposal or recovery, toxic or hazardous substances, training, information and warning provisions relating to toxic or hazardous substances, and employee safety relating to the Business or any of the Purchased Assets (collectively the "Environmental Laws"). No notice of violation of any Environmental Laws or of any permit, license or other authorization relating thereto has been received, nor is any such notice pending or, to the best knowledge of the Seller after due inquiry, threatened. To Seller's best knowledge, and except as set forth in Schedule 4.14, no
                                                    -------------
underground or above-ground storage tanks or surface impoundments are located on any of the real properties that are used, operated, leased or owned by Seller and (i) except in compliance with applicable Environmental Laws and any licenses or permits relating thereto, there has been no generation, use, treatment, storage, transfer, disposal, release or threatened release in, at, under, from, to or into, or on such properties of toxic or hazardous substances during the ownership or occupancy thereof by Seller or, to the best knowledge of the Seller after due inquiry, prior to such ownership or occupancy, and (ii) in no event has there been any generation, use, treatment, storage, transfer, disposal, release or threatened release in, at, under, from, to or into, or on such properties of toxic or hazardous substances that has resulted in or is reasonably likely to result in a material adverse effect on the Business or any of the Purchased Assets. The Seller has not received any notice or claim to the effect that it is or may be liable to any governmental authority or private party as a result of the release or threatened release of any toxic or hazardous substances in connection with the Business or any of the Purchased Assets, and none of the operations of the Business is the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or a threatened release of any toxic or hazardous substances at any of the real properties leased, used, operated or owned by Seller in connection with the Business or at any other properties as a result of the operations of the Business. The Seller has not disposed, or had disposed of on its behalf, toxic or hazardous substances at any site other than a federal and state licensed hazardous waste treatment, storage and disposal facility and, to the best knowledge of the Seller after due inquiry, after diligent inquiry, each such facility is currently, and at the time of such disposal was, licensed and operating in substantial compliance with all applicable laws, is not currently listed, or threatened to be listed, on any state or federal "superfund" list and there is no proceeding, inquiry or investigation, formal or informal, with respect to any release or threatened release of any toxic or hazardous substances at any such site. For the purposes of this

Agreement, "toxic or hazardous substances" shall include any material, substance or waste that, because of its quantity, concentration or physical or chemical characteristics, is deemed under any federal, state, local or regional statute, law, ordinance, regulation or order, or by any governmental agency pursuant thereto, to pose a present or potential hazard to human health or safety or the environment, including, but not limited to, (i) any material, waste or substance which is defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. (S) 9601, et seq.), as amended, and its related state and local counterparts, (ii)
      ------
asbestos and asbestos containing materials and polychlorinated biphenyls, and
(iii) any petroleum hydrocarbon including oil, gasoline (refined and unrefined) and their respective constituents and any wastes associated with the exploration, development or production of crude oil, natural gas or geothermal energy.

          4.15 OPERATIONAL RESTRICTIONS. The Seller is not a party to any undisclosed agreement or instrument or subject to any undisclosed charter or other corporate restriction or any undisclosed judgment, order, writ, injunction, decree, or order, which materially adversely affects, or in the future could adversely affect, the Business, or any of the Purchased Assets or the ability of Seller to transfer the Purchased Assets to Buyer pursuant to the terms of this Agreement.

          4.16 ILLEGAL OR IMPROPER PAYMENTS. To the best knowledge of the Seller after due inquiry, during the past five (5) years neither Seller nor any of Seller's directors, officers or employees have, in connection with the operation of the Business: (i) made any illegal political contribution from assets; (ii) been involved in the disbursement or receipt of corporate funds outside normal internal control systems of accountability; (iii) made or received payments, whether direct or indirect, to or from government officials, employees or agents for purposes other than the satisfaction of lawful obligations, or been involved in any transaction that has or had as its intended effect the transfer of funds or assets of Seller other than for the satisfaction of lawful obligations of Seller; or (iv) been involved in the willfully inaccurate recording of payments and receipts on the books of Seller or any other matter of a similar nature involving disbursements of funds or assets, and they are not aware of any material inaccurate recording of any payment or receipt on the books of Seller.

          4.17  BULK SALE INFORMATION.  Schedule 4.17 contains a true, complete
                                        -------------
and accurate statement of the name and business address of Seller and all other business names and addresses used by Seller within the last three years in connection with the Business, the location and general description of the Purchased Assets and a true, complete and accurate list of creditors and persons who are known to Seller that may assert claims against Seller.

          4.18 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Seller contained herein and the materials contained in the Schedules attached hereto do not contain any statement of a material fact that was untrue when made or omits any material fact necessary to make the information contained therein not misleading. For purposes of this Section 4, wherever there is a reference to "knowledge" or "best knowledge" of Seller, Seller will be charged with knowledge of facts, circumstances, conditions, occurrences and events known to any of Seller's directors, officers or employees. For purposes of this Agreement, the term "after due inquiry" shall mean such investigation and inquiry as a reasonably prudent person would take under the circumstances. For example, Seller would be required to review its records to determine if Seller has any knowledge of threatened or potential infringement claims. Information in any one Schedule delivered pursuant hereto need not be repeated in any other Schedule; provided, that an appropriate specific cross-reference is made in the other Schedule to such information contained elsewhere in the Schedules.

          5. REPRESENTATIONS AND WARRANTIES OF BUYER. Except as disclosed in the Schedules delivered concurrently herewith by reference to the specific Section or Sections hereof to which the disclosure pertains, Buyer hereby represents and warrants to the Seller, as of the date hereof and as of the Closing Date, as follows:

          5.1 AUTHORITY AND BINDING EFFECT. Buyer has the full corporate power to execute and deliver this Agreement and each agreement referenced herein to which it is a party and to consummate the transactions contemplated by, and comply with its obligations under, such agreements. This Agreement and each agreement referenced herein to which Buyer is a party, and the consummation by Buyer of its obligations herein and therein, have been duly authorized by all necessary corporate action of Buyer. This Agreement has been duly executed and delivered by the Buyer. This Agreement is, and upon their execution and delivery, the Registration Rights Agreement and the Lease, as each are defined below, will be, the valid and binding agreements of the Buyer, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and (ii) general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law. Except as set forth in Schedule
                                                                        --------
5.6, no further action is required to be taken by the Buyer, nor is it necessary
- ---
for the Buyer to obtain any action, approval or consent by or from any third persons, governmental or other, to enable Buyer to enter into or perform its obligations under this Agreement and each agreement referenced herein to which it is a party.

          5.2 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Buyer is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership or leasing of its assets and the failure to be so qualified would have a material adverse effect on Buyer or the business of Buyer. Buyer does not own any stock or other equity interest in any other corporation or entity. Buyer has the legal right, corporate power and authority, and all licenses and other permits, required to operate the Business as now conducted and to own, use and sell the Purchased Assets. Buyer has delivered to, or made available for inspection by, Seller or its counsel true, correct and complete copies of (i) Buyer's charter documents and all amendments thereto; (ii) Buyer's Bylaws and all amendments thereto, duly certified by its corporate secretary; and (iii) Buyer's minute and stock books. No actions, proceedings or transactions have been commenced or undertaken by Buyer which would interfere with the consummation of the transactions contemplated by this Agreement.

          5.3 CAPITALIZATION. As of the date hereof, Buyer's authorized capitalization consists of 7,500,000 shares of Buyer Common Stock, no par value, 3,101,129 shares of which are issued and outstanding. All issued and outstanding shares of Buyer Common Stock are validly issued, fully paid and nonassessable. The Shares to be issued to the Seller pursuant to Section 3 of this Agreement shall be, at the time of issuance and delivery, duly authorized, validly issued, fully paid and nonassessable.

          5.4 FINANCIAL STATEMENTS. Buyer has delivered to Seller an audited balance sheet and a related statement of income, as of and for the period ended June 30, 1995 (the "Buyer Financial Statements"). A true, correct and complete copy of the Buyer Financial Statements is attached as Schedule 5.4 hereto.
                                                      ------------
Except as otherwise set forth in the footnotes contained therein or in Schedule
                                                                       --------
5.4B, the Buyer Financial Statements were prepared in accordance with generally
- ----
accepted accounting principles ("GAAP"). The Buyer Financial Statements fairly present the financial condition of Buyer and the results of its operations as of the relevant dates thereof and for the respective periods covered thereby. Except as set forth in Schedule 5.4B, Buyer does not have any debts,
                       -------------
obligations, liabilities or commitments of any nature, whether due or to become due, absolute, contingent or otherwise, that, in accordance with GAAP, are required to be disclosed in a balance sheet or the footnotes thereto, and are not shown on the June 30, 1995 balance sheet delivered pursuant hereto, other than liabilities incurred after June 30, 1995 in the ordinary course of business and consistent with past practice. Such post-June 30, 1995 liabilities are not material in amount and have not had and are not expected to have, individually or in the aggregate, a material adverse effect on the financial condition or results of operations of Buyer.

          5.5  ABSENCE OF CERTAIN CHANGES.  Except as set forth in Schedule 5.5
                                                                   ------------
hereto, during the period from June 30, 1995 to the date hereof, there has not been with respect to or affecting Buyer or its business: (i) any amendment, termination or revocation, or any threat known to Buyer of any amendment, termination, or revocation, of any material contract or agreement to which Buyer is, or during period ended June 30, 1995 was, a party or of any license, permit or franchise required for the continued operation of Buyer's business as it was conducted during the period ended June 30, 1995; (ii) except for the transactions contemplated hereby, any sale, transfer, mortgage, pledge or subjection to lien, charge or encumbrance of any kind, of, on or affecting any of the Buyer's assets, except sales or utilization of its inventory that have been made in the ordinary course of Buyer's business and consistent with past practices, and liens for current taxes not yet due and payable; (iii) the incurrence of any indebtedness, either for borrowed money or in connection with any purchase of assets that is not reflected in the June 30, 1995 Buyer Financial Statements and individually or in the aggregate involves more than $1,000; (iv) any purchase or lease, or commitment for the purchase or lease, of equipment, machinery, leasehold improvements or other capital items not disclosed in the Buyer Financial Statements which involves amounts exceeding $1,000 individually or $2,500 in the aggregate or which is in excess of or represents a departure from the normal, ordinary and usual requirements of Buyer's business; (v) the execution by Buyer of any agreement or contract that is, or could reasonably be expected to become, material to its business; (vi) any negotiations for the sale or transfer of all or substantially all of Buyer's business or its assets; or (vii) the occurrence subsequent to June 30, 1995 of any other event or circumstance which, to Buyer's best knowledge after due inquiry, would materially and adversely affect the Buyer's assets or its business, or the ability of the Buyer to consummate the transactions contemplated hereby.

          5.6  CONFLICTS.  Except as described on Schedule 5.6 hereto, neither
                                                  ------------
the execution and delivery of, nor the consummation of the transactions contemplated by, this Agreement or any of the agreements referenced herein to which Buyer is a party will or could result in any of the following: (i) a default or an event that, with notice or lapse of time, or both, would be a default, breach or violation of its charter, bylaws or other governing instruments of Buyer, or any contract, lease, license, franchise, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, security or pledge agreement, or other agreement, instrument or arrangement to which Buyer is a party or by which the business or any of the assets of Buyer is bound; (ii) the termination of any contract, lease, agreement, or commitment, or the acceleration of the maturity of any indebtedness or other obligation of Buyer; (iii) a violation or breach of any writ, injunction or decree of any court or governmental instrumentality to which Buyer is a party or by which any of its assets or its business is bound;
(iv) a loss or adverse modification of any license, franchise, permit, other authorization or right (contractual or other) to operate, granted to or otherwise held by Buyer or used in its business, which would have a material adverse effect on its business or Buyer; or (v) the cessation or termination of any other business relationship or arrangement between Buyer and any third party that is material to its business, or its operating results or condition (financial or other) or the Buyer's assets taken as a whole. Except as set forth in Schedule 5.6 hereto, Buyer does not know of any business relationship or
   ------------
arrangement with any third party (governmental or other) that is material to its business, its operating results, condition or prospects and that will cease or is likely to be terminated as a result of the consummation of the transactions contemplated by this Agreement.

          5.7 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained herein and the materials contained in the Schedules attached hereto do not contain any statement of a material fact that was untrue when made or omits any material fact necessary to make the information contained therein not misleading. For purposes of this Section 5, wherever there is a reference to "knowledge" or "best knowledge" of Buyer, Buyer will be charged with knowledge of facts, circumstances, conditions, occurrences and events known to any of Buyer's directors or officers. Information in any one Schedule delivered pursuant hereto need not be repeated in any other Schedule; provided, that an appropriate specific cross-reference is made in the other Schedule to such information contained elsewhere in the Schedules.

          6. CONDUCT OF BUSINESS PENDING THE CLOSING. Between the date hereof and the Closing or termination of this Agreement, whichever occurs first, and except as otherwise consented to in writing by all of the parties hereto, or permitted pursuant to Section 7 below, Buyer, on the one hand, and the Seller, on the other hand, covenant as follows:

          6.1 OPERATIONAL CONTROL. On the date hereof, Seller shall transfer to Buyer the full power and authority to operate the Business, including full control over the Purchased Assets, with all power and authority necessary for Buyer to take all actions with respect thereto, including the disposition thereof, as Buyer shall determine in its sole and absolute judgment. In connection therewith, Buyer shall pay all costs, and shall be entitled to all revenues, arising out of the operation of the Business. Notwithstanding the foregoing, Buyer shall be entitled, subject to the limitations therein, to take all actions with respect to the Business set forth in Section 6.3 below.

          6.2 FULL ACCESS. Notwithstanding the provisions of Section 6.1 above, and subject to the provisions of Section 14 below, Seller shall afford to Buyer, its counsel, accountants, lenders and investors (and accounting and legal and other authorized representatives), upon reasonable prior notice by Buyer of the identity of such representatives, full access during normal business hours to all of its properties, personnel and information, including, without limitation, financial statements and records, leases and agreements and tax returns, to determine that the purchase of the Purchased Assets can be consummated in accordance with applicable statutes and regulations, to verify the accuracy of the representations and warranties made herein and to fully investigate the affairs of the business of Seller as fully as the Buyer may desire. The Seller shall furnish to the Buyer, and its representatives, such information and data concerning the Purchased Assets and the operation of Business of the Seller as the Buyer, or any such representative thereof, shall reasonably request.

          6.3  CONDUCT OF SELLER'S BUSINESS.  Notwithstanding the provisions of
Section 6.1 above, unless the other party gives its prior written consent for actions to be taken to the contrary, Buyer and Seller shall:

          (a) OPERATION OF BUSINESS. Carry on the Business diligently and in substantially the same manner as they previously have been carried out and shall not make or institute methods of manufacturing, purchase, sale, lease, management, accounting or operation that vary materially from those methods used by Seller as of the date hereof.

          (b) BUSINESS RELATIONSHIPS. Use their best efforts, without making any commitments on behalf of the other party, to preserve Seller's business organization intact, to keep available to Seller its present officers and employees and to preserve Seller's present relationships with suppliers, customers and others having business relationships with Seller.

          (c) SELLER ACTIONS. Seller shall not: (i) incur any new indebtedness or increase the amount due and owing to any existing lender for borrowed money;
(ii) increase the compensation or benefits of any employee, independent contractor or agent, or adopt or amend any commission plan or arrangement or any employee benefit plan or arrangement of any type; or (iii) lend or advance any sum or extend credit to any employee, director or stockholder or any of their respective affiliates;

          (d) VENDORS. Use its reasonable best efforts to retain the services of all vendors, suppliers, manufacturers, agents and consultants used in the Business, commensurate with the requirements of the Business;

          (e) LAWSUITS, CLAIMS. Each party hereto shall promptly notify the other party of, and diligently defend against, all lawsuits, claims, proceedings or investigations that are, or which any officers of a party hereto, as a result of events or circumstances actually known to them, has reason to believe may be, threatened, brought, asserted or commenced against either party hereto or any of its stockholders, officers or directors, involving or affecting in any way the Business, any of the Purchased Assets or the transactions contemplated hereby;

          (f) CERTAIN CHANGES. Not sell or otherwise dispose, or enter into any agreement for the sale, of any of the Purchased Assets, except for sales of inventory and obsolete equipment in the ordinary course of business and consistent with past practices, and not permit or allow, or enter into any agreements providing for or permitting, any of the Purchased Assets to be subjected to any mortgage, security interest, pledge, option, lien, charge or encumbrance other than liens or security interests in existence on the date hereof and statutory liens to secure taxes that are not yet due and payable, all of which are listed on Schedule 4.5(a);
                       ---------------

          (g) CONDITION OF ASSETS. Maintain in good working order and condition, ordinary wear and tear excepted, and in compliance in all material respects with all applicable laws and regulations, all of the Purchased Assets; provided, that Seller shall not be required to make any repairs to the Purchased Assets until the aggregate cost of all repairs exceeds $500;

          (h) AGREEMENTS AND COMMITMENTS. Observe and perform all terms, conditions, covenants and obligations contained in all existing agreements between Seller and third parties the violation of which would have, individually or in the aggregate, a material adverse effect on the Business or the Purchased Assets taken as a whole; not take any action which would cause a breach or violation of or default under any material agreement, lease, contract, or other written instrument, commitment or arrangement, or under any license or permit, judgment, writ or order, applicable to or affecting the Business or any of the Purchased Assets, and promptly notify the other party hereto in writing of the occurrence of any such breach or default; and not enter into any transaction with any stockholder, director or officer or any person or entity related to or affiliated with Seller other than for the purpose of consummating the transactions contemplated by this Agreement;

          (i) CONSENTS; COMPLIANCE WITH LAWS. Use its commercially reasonable best efforts to maintain all consents, assignments or approvals of governmental authorities and agencies and other third parties, in form and substance reasonably satisfactory to Buyer, the absence or loss of which would have a material adverse effect on the Business or the Purchased Assets taken as a whole either prior to or following the Closing; and not take any action which would result in a violation of or the noncompliance with any laws, regulations, consents or approvals applicable to the Business or the Purchased Assets taken as a whole, where such violation or noncompliance could have a material adverse effect on the Business or the Purchased Assets taken as a whole, or result in the incurrence of any material liability against the Business or the Purchased Assets taken as a whole or in the revocation, modification or loss of any license or permit or other right needed for the operation of the Business as presently conducted by Seller;

          (j) TAXES. Pay all federal, state, local and foreign taxes assessed against Seller, the Business or any of the Purchased Assets, when due, and in any event prior to the imposition or assessment of any liens against the Business or any of the Purchased Assets;

          (k) CORPORATE MATTERS. No change or amendment shall be made in the charter, Bylaws or other governing instruments of Seller or the outstanding capital stock or other equity interests of Seller in a manner which could interfere with the consummation of the transactions contemplated by this Agreement, nor terminate or modify, or take any actions which Buyer or Seller has reason to believe would result in termination or modification of, any of the agreements, contracts, leases, licenses or rights included in the Purchased Assets;

          (l) LIABILITIES AND EXPENSES. Not create or incur (whether as principal, surety or otherwise) any actual or contingent liabilities or expenses other than liabilities and expenses incurred in the ordinary course of business consistent with past practices; and

          (m) USE OF ADVANCE. Seller shall not use the Advance, as such term is defined in Section 3.2(a) above, for any purposes other than as follows: (i) $200,000 of the Advance may be used by Seller to satisfy its current financing obligations, and (ii) $400,000 of the Advance may be used, upon obtaining the prior written consent of the Buyer, to satisfy any other obligations of Seller relating to the Purchased Assets, including, without limitation, trade payables and obligations to Seller's non-executive employees.

          6.4 CONDUCT OF BUYER'S BUSINESS. Unless contemplated in this Agreement or any of the agreements referenced herein or unless Seller gives its prior written consent for actions to be taken to the contrary, from the date of this Agreement and until the Closing or termination of this Agreement, whichever first occurs, Buyer shall:

          (a) LAWSUITS, CLAIMS. Promptly notify Seller of, and diligently defend against, all lawsuits, claims, proceedings or investigations that are, or which any officers of Buyer, as a result of events or circumstances actually known to them, has reason to believe may be, threatened, brought, asserted or commenced against Buyer or any of its stockholders, officers or directors, involving or affecting in any way the transactions contemplated hereby; and

          (b) CORPORATE MATTERS. No change or amendment shall be made in the charter, Bylaws or other governing instruments of Buyer or in the ownership of the outstanding capital stock or other equity interests of Buyer in a manner which could interfere with the consummation of the transactions contemplated by this Agreement.

          6.5 FURNISHING OF CERTAIN INFORMATION. If requested by Buyer, the Seller (i) shall make, or cause to be made, available to Buyer true, correct and complete copies of Seller's historical audited and interim financial statements for any periods prior to the Closing Date and such other information concerning Seller or the Business as Buyer may request; (ii) shall permit Buyer's independent public accountants to have access to the books and records of Seller so that any unaudited historical financial statements and other financial information of Seller and its subsidiaries, if any, can be reviewed or audited; and (iii) shall permit such financial statements and other information concerning Seller or the Business to be disclosed in any public filing by Buyer under or pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended ("Securities Filings"). In addition, the Seller shall use its best efforts to cause Seller's independent public accountants to provide such information and assistance, including the execution and delivery of opinions and consents with respect to Seller's historical financial statements, as may be required by Buyer for inclusion in any such Securities Filings. The reasonable out-of-pocket expenses of the Seller and such accountants in connection with the furnishing or preparation of any such documents or information and accounting services shall be paid by Buyer, provided the incurring of such expenses has been approved in advance and in writing by Buyer. Disclosure of such financial statements and information furnished hereunder in any Securities Filing shall not constitute a breach or violation of the confidentiality provisions of
Section 14 of this Agreement.

          7.  OBLIGATIONS PENDING AND FOLLOWING THE CLOSING.

          7.1 TERMINATION OF SECURITY INTERESTS AND LIENS. At no cost or expense to Buyer, Seller shall cause, as of the Closing Date, all security interests, liens, claims, encumbrances and adverse interests to which any of the Purchased Assets are subject to be terminated and all indebtedness or obligations secured thereby to be paid.

          7.2 CONSENTS. Each party to this Agreement shall use its commercially reasonable best efforts to obtain or cause to be obtained at the earliest practicable date and prior to the Closing Date, all consents, approvals and licenses and permits, if any, which such party requires to permit it to consummate the transactions contemplated hereby without violating any agreement, contract, instrument or applicable law or regulation or any license or permit to which it is a party or to which it or its assets are subject. The parties hereto shall cooperate with each other in their efforts to obtain all such consents, approvals and licenses and permits.

          7.3 FURTHER ASSURANCES. Each party hereto shall execute and deliver, both before and after the Closing, such instruments and take such other actions as the other party or parties, as the case may be, may reasonably request in order to carry out the intent of this Agreement or to better evidence or effectuate the transactions contemplated herein.

          7.4 NOTICE OF BREACH. Each party to this Agreement will immediately give notice to the other parties of the occurrence of any event, or the failure of any event to occur, that results in or constitutes a breach by it of any representation or warranty or a failure by it to comply with or fulfill any covenant, condition or agreement contained herein.

          7.5 EXCLUSIVITY/OTHER OFFERS. Unless and until this Agreement has been terminated in accordance with Section 12 below, without Buyer's prior written consent, which shall be given in its sole and absolute discretion, neither the Seller, nor its respective representatives, agents, officers, directors, partners or employees, will, directly or indirectly, solicit or accept offers from, provide information or assistance to, or negotiate or enter into any agreement or understanding (written or oral) with, any other person or entity regarding (i) the sale, merger or reorganization of Seller; provided, that Seller may issue up to fifteen percent (15%) of its issued and outstanding capital stock to its existing creditors and to existing stockholders; (ii) the sale or other disposition of, or the granting of any security interest, lien or encumbrance on, any of the Purchased Assets; or (iii) any other transaction which would cause or result in any change, other than of an immaterial nature, in or adversely affect the Business or any of the Purchased Assets or otherwise interfere with the consummation of the transactions contemplated herein.

          7.6 EMPLOYEES. Seller hereby authorizes Buyer to offer employment to any or all of its employees conditioned on the consummation of the sale of the Purchased Assets; waives any rights Seller may have to prohibit such employees from being employed by Buyer; and shall not offer new employment to those of such employees who are offered employment by Buyer and who accept such employment, except for those employees who are subsequently terminated by Buyer, and those employees who are not working on a full-time basis for Buyer. Effective on the day prior to the Closing Date, Seller shall terminate all of its employees who are offered employment by Buyer and who accept such employment.

          7.7 TAXES. Seller shall pay all taxes of any kind or nature arising from (i) the conduct of Seller's business or operations prior to the date hereof, and (ii) consummation of the transactions contemplated hereby, except for all sales, use or similar taxes, if any, that may arise from or be assessed by reason of the sale of the Purchased Assets by Seller to Buyer, which shall be paid by Buyer, along with its portion, prorated as of the date hereof, of state and local personal property taxes assessed arising out of the operation of the Business. If any taxes required under this Section 7.7 to be borne by Seller are assessed against Buyer, Buyer shall notify Seller in writing promptly thereafter and Seller shall be entitled to contest, in good faith, such assessment or charge. If any taxes required under this Section 7.7 to be borne by Buyer are assessed against Seller, Seller shall notify Buyer in writing promptly thereafter and Buyer shall be entitled to contest, in good faith, such assessment or charge. Notwithstanding the foregoing, either party hereto may, but shall not be obligated to, pay any such taxes assessed against it but payable by the other party pursuant hereto, if such party's failure to do so, in the reasonable judgment of the first party, could result in the imposition of a lien or attachment on any of the Purchased Assets or any other assets of Buyer or would constitute a violation of any agreement to which such party is subject, or if the other party fails to contest such assessment or charge in good faith. In the event a party hereto pays any taxes which pursuant hereto are required to be borne by the other party hereto, the first party shall be entitled to reimbursement thereof from the other party, on demand.

          7.8 CALIFORNIA DEPARTMENT OF CORPORATIONS. Buyer shall, within 15 business days following the date hereof, to file with the California Department of Corporations a permit application pursuant to the California General Corporation Law to permit the distribution by Seller of the Shares to its stockholders as soon as practicable after the date hereof.

          7.9 EMPLOYMENT AGREEMENTS. At the Closing, John Hart and Buyer shall enter into an Employment Agreement substantially in the form of EXHIBIT F
                                                                ---------
attached hereto, Ron Gangemi and Buyer shall enter into an Employment Agreement substantially in the form of EXHIBIT G hereto, Glen Imbro and the Buyer shall
                             ---------
enter into an Employment Agreement substantially in the form of EXHIBIT H
                                                                ---------
attached hereto and Chuck Grey and the Buyer shall enter into an Employment Agreement substantially in the form of EXHIBIT J attached hereto.
                                       ---------

          7.10 PROXY STATEMENT; STOCKHOLDER APPROVAL. Seller, acting through its Board of Directors, shall (i) either duly call, give notice of, convene and hold a special meeting of its stockholders or solicit written consents (the "Stockholder Action") as soon as practicable after the date hereof for the purpose of considering and taking action on the sale of the Purchased Assets in connection with the transactions contemplated by this Agreement, and (ii) subject to its fiduciary duties under applicable law, include in the Proxy or Information Statement distributed to its stockholders in connection with such Stockholders Action the recommendation of the Board of Directors of Seller that the stockholders of Seller approve the transactions contemplated by this Agreement. Seller will promptly prepare and file with the Securities and Exchange Commission ("SEC") a preliminary Proxy or Information Statement and related materials and will use all reasonable efforts to cause the Proxy or Information Statement and related materials to be mailed to stockholders of Seller as soon thereafter as the applicable SEC rules and regulations permit. Buyer shall provide all publicly available information with respect to Buyer and its business, reasonably necessary for inclusion in the Proxy or Information Statement.

          7.11 BULK SALE COMPLIANCE. Seller shall execute all documents and furnish Buyer with all information reasonably requested by Buyer for compliance with the provisions of the bulk sales laws in each jurisdiction in which the bulk sales laws would apply to the transactions contemplated by this Agreement ("Bulk Sales Laws") and shall otherwise cooperate with Buyer in achieving compliance with the terms and conditions thereof. If Buyer determines, in its sole discretion, to comply with the Bulk Sales Laws, Buyer shall use commercially reasonable best efforts to comply as quickly as practicable with all applicable requirements of the Bulk Sales Laws.

          7.12 TERMINATION FEE. Without limiting the Seller's obligations under Section 7.5 above, if the Seller enters into a binding agreement or effects any transaction with any other parties (other than Buyer) for the acquisition of Seller (through the sale of stock, the sale of substantially all of Seller's assets, merger, consolidation, share exchange or otherwise) at any time during the period commencing on the date hereof and ending on the first to occur of (i) the first anniversary of the date of this Agreement, (ii) the Closing Date or (iii) the termination of this Agreement pursuant to Section 12 below, then Seller shall refund the Advance, in full, and shall pay to Buyer a cash termination fee equal to the greater of (A) $100,000 or (B) 50% of the amount, if any, by which the aggregate valuation of Seller's assets or capital stock reflected in such binding agreement or transaction exceeds the aggregate dollar amount of the Purchase Price.

          7.13 LEASE. At the Closing Buyer and Seller, or its assigns, shall enter into the lease in the form of EXHIBIT K attached hereto (the "Lease"),
                                    ---------
with respect to the real property located at 870 Gold Flat Road, Nevada City, California 95959.

          7.14 PAYROLL TAXES. If agreed upon by the parties hereto, prior to Closing Seller shall have filed all amended payroll tax returns and paid all required amounts necessary to accurately treat certain individuals providing services to Seller as employees and not independent contractors, all as shall be reasonably acceptable to Buyer.

          8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All of the representations and warranties set forth in this Agreement or in any certificates delivered pursuant hereto, as the same have been modified by the information contained in the Schedules to this Agreement delivered on the date hereof by the Seller to Buyer, or by Buyer to the Seller shall remain in full force and effect and shall survive the Closing, and all covenants which by their terms require performance or compliance following the Closing, shall remain in full force and effect and shall survive the Closing until the expiration of any express time period contained in the covenant or, if no time period is set, until they have been fully performed and no further performance is required with respect thereto pursuant to this Agreement, unless the party for whose benefit such covenant, representation or warranty was made waives the same in writing.

          9. CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction, or the waiver in writing by Buyer, at or before the Closing, of all the conditions set out below in this Section 9.

          9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES/COMPLIANCE WITH COVENANTS. All of the representations and warranties of the Seller contained in this Agreement and the Schedules hereto, were true and correct in all material respects when made and remain true and correct in all material respects as of the Closing Date. The Seller shall, in all material respects, have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to have been performed or complied with by it on or before the Closing Date.

          9.2 NO MATERIAL ADVERSE CHANGES. Subsequent to June 30, 1995 and until the date hereof, there shall not have occurred nor shall there exist (i) any material adverse change in the financial condition, properties, assets, business or operating results or prospects of the Business from that reflected in the Financial Statements, except for changes disclosed in this Agreement or in the Schedules hereto delivered with this Agreement on the date hereof; (ii) any material breach or default by any party thereto of any of the Assumed Contracts or any other material contracts or agreements relating to or affecting any of the Purchased Assets or the Business, the existence of which breach or default is not disclosed in this Agreement or in the Schedules delivered with this Agreement on the date hereof; (iii) any damage or loss, whether or not insured, to any of the Purchased Assets which damage or loss aggregates in excess of $2,000; or (iv) any other event or condition or state of facts of any character which would materially adversely affect the Business or any of the Purchased Assets.

          9.3 ABSENCE OF LITIGATION. Absence of litigation, whether brought against the Seller or Buyer, seeking to prevent the consummation of the transactions contemplated by this Agreement, and no such litigation shall have been threatened nor shall there be in effect any order restraining or prohibiting the consummation of the transactions contemplated by this Agreement nor any proceedings pending with respect thereto. There shall be no pending or threatened litigation, or asserted claims, assessments, or other loss contingencies, materially affecting the Business or the Purchased Assets taken as a whole, other than as disclosed in the Schedules delivered pursuant hereto as of the date of this Agreement.

          9.4  CERTIFICATES.  Buyer shall have received the following:

          (a) A Good Standing Certificate, as of a recent date from the Delaware Secretary of State and certificates of the appropriate state agencies of each other state in which Seller is qualified to do business, indicating that Seller is not delinquent in the payment of income, franchise, sales or other state taxes or the filing of any tax returns;

          (b) A certificate signed by President or Chief Financial Officer of Seller, and dated as of the Closing Date, certifying that (i) all representations and warranties of the Seller were true and correct in all material respects when made and all representations and warranties of the Seller made in Sections 4.1, 4.2, 4.5(a), 4.7, 4.8, 4.10, 4.12, 4.15, 4.16, 4.17, 4.18
and 4.19 remain true and correct in all material respects as of the Closing Date; (ii) all of the respective covenants, agreements, obligations and conditions of the Seller required to have been performed as of or prior to the Closing have been fully performed and complied with in all material respects; and (iii) all of the conditions to Buyer's obligations under this Agreement required to be satisfied by the Seller by the Closing Date have been satisfied and fulfilled;

          (c) A certificate signed by the Secretary of Seller, and dated as of the Closing Date, as to the incumbency of each officer of Seller executing this Agreement and the other agreements being delivered pursuant hereto, and certifying the effectiveness, accuracy and completeness of the copies attached to such certificate of resolutions duly adopted by Seller's Board of Directors and all of its stockholders authorizing the execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder and the consummation of the transactions contemplated hereby; and

          (d) If available, a Certificate of Release from the appropriate state Employment Authority of each state in which Seller has employees stating that, as of a date not more than thirty (30) days prior to the Closing Date, no contributions, interest or penalties are due by Seller to that Employment Authority.

          9.5 UCC TERMINATION STATEMENTS. The Seller shall have delivered or caused to be delivered to Buyer, at or before the Closing, UCC Termination Statements and such other releases as Buyer may reasonably request, duly completed and executed by each person having any security interest, lien, claim or other encumbrances or adverse interests in or on any of the Purchased Assets, in order to evidence the termination thereof.

          9.6 INSURANCE. Buyer shall have obtained property, casualty, errors and omissions, general liability and worker's compensation insurance coverage in such amounts as are, in Buyer's opinion, reasonably necessary for the operation of the Business by Buyer after the Closing, all with such premiums and other terms as are reasonably acceptable to Buyer.

          9.7 LEGAL OPINION. On the Closing Date, the Seller shall have delivered or caused to be delivered to Buyer a legal opinion of Gary A. Agron, or other counsel satisfactory to Buyer, substantially in the form of EXHIBIT L
                                                                     ---------
hereto.

          9.8 CALIFORNIA DEPARTMENT OF CORPORATIONS PERMIT. Buyer shall have obtained a permit from the California Department of Corporations as contemplated under Section 25142 of the California Securities Law of 1968.

          9.9 OTHER CONSENTS AND APPROVALS. Receipt of all consents and approvals, including, without limitation, the approval of the stockholders of Seller, required to permit Buyer to acquire all of the Purchased Assets pursuant hereto, without thereby violating any laws, government regulations, Assumed Contracts or agreements to which Buyer is subject or is a party, in form and substance reasonably acceptable to Buyer.

          9.10 LEASE. Buyer and Seller, or its assigns, shall have entered into the Lease upon terms reasonably acceptable to Buyer.

          9.11 OTHER EMPLOYMENT AGREEMENTS. Each of those employees of Seller listed in Schedule 9.10 that have been offered employment by Buyer shall have
          -------------
entered into an Employment Agreement with Buyer upon terms acceptable to Buyer.

          9.12 BULK SALE NOTICES. All waiting periods relating to any notices given by Buyer under any Bulk Sales Laws in connection with the transactions contemplated herein shall have been satisfied and Buyer shall not have been notified of any claims for which Buyer may become liable, other than those included in the Assumed Obligations.

          9.13 SECURITIES COMPLIANCE. Buyer shall have obtained all necessary approvals to qualify the issuance of the Shares, if required, under all applicable state and federal laws.

          9.14 OTHER DOCUMENTS. The Seller shall have delivered to Buyer all instruments, consents, deeds, assignments and other documents called for in this Agreement, including, without limitation, a Bill of Sale in the form of EXHIBIT
                                                                        -------
M hereto ("Bill of Sale") and an Assignment and Assumption Agreement in the form
- -
of EXHIBIT N hereto, and assignments and certificates of title for any vehicles
   ---------
included in the Purchased Assets, properly executed and acknowledged for transfer, and such other documents and instruments as Buyer or its counsel reasonably requests to better evidence or effectuate the transactions contemplated hereby.

          10. CONDITIONS TO THE OBLIGATIONS OF SELLER. The obligations of Seller under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, or the waiver by Seller, on or before the Closing Date, of each of the following conditions:

          10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES/COMPLIANCE WITH COVENANTS. All of the representations and warranties of Buyer contained in this Agreement and in the Schedules hereto were true and correct in all material respects when made and remain true and correct in all material respects as of the Closing Date. Buyer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

          10.2 ABSENCE OF LITIGATION. Absence of litigation, whether brought against the Seller or Buyer, seeking to prevent the consummation of the transactions contemplated by this Agreement, and no such litigation shall have been threatened nor shall there be in effect any order restraining or prohibiting the consummation of the transactions contemplated by this Agreement nor any proceedings pending with respect thereto. There shall be no pending or threatened litigation, or asserted claims, assessments, or other loss contingencies, materially affecting the Business or the Purchased Assets taken as a whole, other than as disclosed in the Schedules delivered pursuant hereto as of the date of this Agreement.

          10.3  CERTIFICATES.  Seller shall have received the following:

          (a) A Good Standing Certificate, as of a recent date, from the California Secretary of State;

          (b) A certificate signed by the President or Chief Financial Officer of Buyer, dated as of the Closing Date, certifying that (i) all representations and warranties of Buyer were true and correct in all material respects when made and remain, in all material respects, true and correct as of the Closing; (ii) all of the respective covenants, agreements, obligations and conditions of Buyer required to have been performed by Buyer as of or prior to the Closing have been fully performed and complied with in all material respects; and (iii) all of the conditions to Seller's obligations under this Agreement required to be satisfied by the Closing Date by Buyer have been satisfied and fulfilled; and

          (c) A certificate signed by the Secretary of Buyer, dated as of the Closing Date, as to the incumbency of each officer of Buyer that has executed this Agreement or any of the other agreements being delivered pursuant hereto, and certifying the effectiveness, accuracy and completeness of the copies attached to such certificate of resolutions duly adopted by the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder and the consummation of the transactions contemplated hereby.

          10.4 LEGAL OPINION. Buyer shall have delivered to Seller at Closing a legal opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, substantially in the form of EXHIBIT O hereto.
                                          ---------

          10.5 STOCK CERTIFICATES. Buyer shall have delivered to the Seller at the Closing the stock certificates representing the Shares.

          10.6 OTHER CONSENTS AND APPROVALS. Receipt of all consents and approvals, including, without limitation, the approval of the stockholders of Seller, required to permit Buyer to acquire all of the Purchased Assets pursuant hereto, without thereby violating any laws, government regulations, Assumed Contracts or agreements to which Seller is subject or is a party, in form and substance reasonably acceptable to Buyer.

          10.7 CALIFORNIA DEPARTMENT OF CORPORATIONS PERMIT. Buyer shall have obtained a permit from the California Department of Corporations as contemplated under Section 25142 of the California Securities Law of 1968.

          10.8 OTHER DOCUMENTS. Buyer shall have delivered to Seller all instruments, consents, deeds, assignments and other documents called for in this Agreement, including such documents and instruments as Seller or its counsel reasonably requests to better evidence or effectuate the transactions contemplated hereby.

          11.  CLOSING.

          11.1 TIME, DATE AND PLACE OF CLOSING. The closing of the sale and purchase of the Purchased Assets contemplated by this Agreement (the "Closing") shall take place at the offices of Buyer's counsel, in Newport Beach, California, as soon as practicable following the approval by the stockholders of Seller of the terms and conditions of this Agreement, or at such other location or time or on such other date as the parties may agree to in writing (the "Closing Date").

          11.2 SELLER'S OBLIGATIONS AT CLOSING. Subject to the satisfaction, or Seller's waiver, of the conditions precedent contained in Section 10 hereof, at or prior to the Closing, the Seller shall deliver, or cause to be delivered to Buyer, the following documents and instruments, in form and substance satisfactory to Buyer and its counsel:

          (a) Each of the certificates, opinions and other documents and instruments required to be delivered by the Seller to satisfy the conditions set forth in Section 9 above;

          (b) The UCC Termination Statements, and such instruments and other documents as Buyer may reasonably request, from all persons holding security interests, liens, claims or encumbrances or any other adverse interests on any of the Purchased Assets, terminating and discharging all of such security interests, liens, claims, encumbrances and adverse interests;

          (c) The Lease, duly executed by the Seller;

          (d) The Employment Agreement, duly executed by John Hart;

          (e) The Employment Agreement, duly executed by Ron Gangemi;

          (f) The Employment Agreement, duly executed by Glen Imbro;

          (g) The Employment Agreement, duly executed by Chuck Grey;

          (h) The Bill of Sale, duly executed by Seller;

          (i) The Assignment and Assumption Agreement, duly executed by Seller;

          (j) The Registration Rights Agreement, duly executed by the Seller;
and

          (k) Such other documents and instruments as Buyer or Buyer's counsel may reasonably request to better evidence or effectuate the transactions contemplated hereby.

    11.3  OBLIGATIONS OF BUYER AT THE CLOSING.

          (a) Subject to the satisfaction, or Buyer's written waiver, of the conditions precedent contained in Section 9 hereof, at or prior to the Closing, the Buyer shall deliver, or cause to be delivered to Seller, the following instruments in form and substance satisfactory to Seller and its counsel:

              (i) A stock certificate representing the Shares, duly executed by Buyer;

              (ii) The Employment Agreement for John Hart, duly executed by
Buyer;

              (iii) The Employment Agreement for Ron Gangemi, duly executed by Buyer;

              (iv) The Employment Agreement for Glen Imbro, duly executed by Buyer;

              (v) The Employment Agreement for Chuck Grey, duly executed by
Buyer;

              (vi) The Bill of Sale, duly executed by Buyer;

              (vii) The Assignment and Assumption Agreement, duly executed by Buyer;

              (viii) The Registration Rights Agreement, duly executed by Buyer;

              (ix) A cashier's check in the amount of the Seller's Cash Payment;

              (x) A permit from the California Department of Corporations issued pursuant to Section 25142 of the California Corporate Securities Law of 1968;

              (xi) Each of the certificates and other documents and instruments required to be delivered by Buyer to Seller pursuant to Section 10 above; and

              (xii) Such other documents and instruments as Seller or Seller's counsel may reasonably request to better evidence or effectuate the transactions contemplated hereby.

          (b) If the Loan made to the Seller pursuant to Section 3.3 herein is still outstanding at the Closing, then the Note shall be surrendered by Buyer and all interest thereon shall be waived by Buyer, upon the offset of the amount due under the Note against the Seller's Cash Payment due and owing from Buyer to Seller at the Closing.

          (c) If the Buyer is unable to obtain a permit from the California Department of Corporations pursuant to Section 25142 of the California Corporate Securities Law of 1968 within ten (10) weeks from the date hereof, then the parties hereto shall enter into a Registration Rights Agreement in substantially the form of EXHIBIT E attached hereto, and the
            ---------
execution and delivery by both Buyer and Seller of such Registration Rights Agreement shall be a condition to the Closing.

          12.  TERMINATION

          12.1 METHODS OF TERMINATION. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time, without liability to the terminating party:

          (a) By mutual written consent of Buyer and Seller; or

          (b) By either Buyer or Seller, if the Closing has not occurred by December 31, 1995; provided, that the party so terminating is not in breach of any of its material obligations under this Agreement.

          12.2 PROCEDURE UPON TERMINATION. In the event of termination of this Agreement by Buyer or Seller or by both Buyer and Seller pursuant to Section
12.1 hereof, written notice thereof shall forthwith be given to the other party or parties hereto and the transactions contemplated herein shall be abandoned without further action by Buyer or the Seller. In addition, if this Agreement is terminated as provided herein:

          (a) Each party will redeliver all documents, workpapers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

          (b) The confidentiality of all information of a confidential nature received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall be maintained in accordance with Section 14 hereof which shall survive termination of this Agreement;

          (c) The Seller shall pay the Note in full, including accrued interest within ninety days of the date that this Agreement is terminated; and

          (d) The parties hereto intend that the Business will be operated from the date hereof to the Closing Date for the benefit of and at the risk to Buyer. However, if this Agreement is terminated, Buyer and Seller shall, within 30 days following the effective date of such termination (the "Termination Date") negotiate in good faith as to the net results of operations of the Business from the date hereof to the Termination Date (the "Interim Operations"), the allocation of the benefits or burdens of the Interim Operations as between Buyer and Seller and the amounts, if any, owing from one party hereto to the other as a result of such Interim Operations. If the parties hereto are unable to agree on the relative sharing of the burdens and benefits of the Interim Operations, then both parties agree to have such matters resolved by arbitration pursuant to the provisions of Section 18(h) hereof.

          (e) Except as hereinabove provided in this Section 12.2, the respective obligations of the parties hereto under this Agreement shall terminate; provided, that if any party hereto has breached any of its material obligations or representations or warranties under this Agreement prior to the termination of this Agreement, termination of this Agreement shall not release such party from liability therefor to the other party.

     13.  INDEMNIFICATION.

          (a) The Seller hereby agrees that it will, indemnify, hold harmless and defend Buyer and its directors, officers, stockholders, employees, agents and successors and assigns from and against, or in connection with, any and all Liabilities (as hereinafter defined) that arise from or are in connection with:
(i) a breach of or inaccuracy in any of the representations or warranties of the Seller contained in this Agreement; (ii) any breach or default by the Seller of any of its covenants or agreements contained in this Agreement; (iii) any legal actions or proceedings that have arisen or may hereafter arise out of the business or operations of Seller, whether before or after the Closing, including, without limitation, any of the pending or threatened legal actions described in Schedule 4.12 hereto; and (iv) the existence prior to the Closing
             -------------
Date of any toxic or hazardous substances (as defined in Section 4.14) upon, about or beneath any of the real properties used, operated, leased or owned by Seller at any time or migrating or threatening to migrate from any of such properties, or the existence of a violation of any Environmental Laws pertaining to such properties, regardless of whether the existence of such toxic or hazardous substances or the violation of the Environmental Laws arose prior to the present use, operation, leasing or ownership of such properties by Seller and regardless of whether the existence of such toxic or hazardous substances or the violation of the Environmental Laws is disclosed in this Agreement or any Schedules hereto. Notwithstanding anything to the contrary set forth herein, the liability of the Seller to Buyer pursuant to this Agreement shall be subject to the limitation that the Seller shall not be liable for indemnity under this
Section 13 until the aggregate amount of Liabilities exceeds the sum of $10,000 (the "threshold amount"), whereupon the Seller shall become liable to indemnify Buyer hereunder for all Liabilities, including such $10,000, up to, but not to exceed, a cumulative aggregate amount equal to the Purchase Price. Any liability of the Seller to Buyer pursuant to this Section 13(a) may be satisfied by the Seller by transferring to Buyer, for cancellation, any of the Shares with a value, as reported by Nasdaq, equal to the amount of the applicable Liability. "Liabilities," as used in this Agreement, shall mean: (Y) demands, claims, actions, suits, and legal or other proceedings brought against any "Indemnified Party" (as hereinafter defined), and any judgments rendered therein or settlements thereof, and (Z) all liabilities, damages, losses, taxes, costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by any Indemnified Party, whether or not they have arisen from or were incurred in or as a result of any demand, claim, action, suit, assessment or other proceeding or any settlement or judgment, and whether sustained before or after the Closing Date.

          (b) Buyer hereby agrees that it will indemnify, hold harmless and defend Seller and its directors, officers, stockholders, employees, agents and successors and assigns from and against any and all Liabilities that arise from or are in connection with: (i) a breach of or inaccuracy in any of the representations or warranties of Buyer contained in this Agreement; (ii) any breach or default by Buyer of any of its covenants or agreements contained in this Agreement; and (iii) any legal actions or proceedings that relate to Buyer's conduct of the Business after the date hereof. Notwithstanding anything to the contrary set forth herein, the liability of Buyer to the Seller pursuant to this Agreement shall be subject to the limitation that Buyer shall not be liable for indemnity under this Section 13 until the aggregate amount of Liabilities exceeds the sum of $10,000 (the "threshold amount"), whereupon Buyer shall become liable to indemnify Seller hereunder for all Liabilities, including such $10,000, up to, but not to exceed, a cumulative aggregate amount equal to the Purchase Price.

          (c) To be effective, any claim for indemnification under this Section 13 by a party or parties entitled to indemnification (the "Indemnified Party") must be made by a written notice (a "Notice of Claim") to the indemnifying party (the "Indemnifying Party"), given in accordance with the provisions of Section 16 hereof, accompanied by documentation supporting the claim. In the event of the assertion, in writing, of a third-party claim or dispute which, if adversely determined would entitle an Indemnified Party to indemnification hereunder, the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing (and failure to so notify shall relieve the Indemnifying Party of its indemnification obligations hereunder to the extent such failure materially prejudiced the Indemnifying Party's rights or defenses). The Indemnifying Party may elect, by written notice to the Indemnified Party, to assume and direct, at its sole expense, the defense of any such third-party claim, and may, at their sole expense, retain counsel in connection therewith, provided that such counsel is reasonably acceptable to the Indemnified Party. After the assumption of such defense by the Indemnifying Party with counsel reasonably acceptable to the Indemnified Party, and for so long as the Indemnifying Party conduct such defense on a diligent and timely basis, the Indemnifying Party shall not be responsible for the payment of legal fees incurred thereafter by the Indemnified Party (who may, however, continue to monitor the defense thereof with separate counsel); provided, that, the Indemnifying Party shall be responsible for paying the fees and expenses of one separate counsel for the Indemnified Party if the Indemnifying Party and the Indemnified Party have conflicting positions with respect to such third-party claim or dispute or if the Indemnifying Party, on the one hand, or the Indemnified Party, on the other hand, have defenses not available to the other. If the Indemnifying Party fail to, and until the Indemnifying Party, undertake the defense of any such third-party claim or dispute, or if the Indemnifying Party discontinue the diligent and timely conduct thereof, the Indemnified Party may undertake such defense and the Indemnifying Party shall be responsible for reimbursing the Indemnified Party for its legal fees and expenses as and when incurred by the Indemnified Party. No party hereto may settle or compromise any such third-party claim or dispute without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld.

          (d) Upon receipt of a Notice of Claim, the Indemnifying Party shall have fifteen (15) calendar days to contest their indemnification obligation with respect to such claim, or the amount thereof, by written notice to the Indemnified Party (a "Contest Notice"); provided, however, that if, at the time a Notice of Claim is submitted to the Indemnifying Party the amount of the Liability in respect thereof has not yet been determined, such fifteen (15) day period shall not commence until a further written notice (a "Notice of Liability") has been sent or delivered by the Indemnified Party to the Indemnifying Party setting forth the amount of the Liability incurred by the Indemnified Party that was the subject of the earlier Notice of Claim. Such Contest Notice shall specify the reasons or bases for the objection of the Indemnifying Party to the claim, and if the objection relates to the amount of the Liability asserted, the amount, if any, which the Indemnifying Party believe is due the Indemnified Party. If no such Contest Notice is given with such 15-day period, the obligation of the Indemnifying Party to pay to the Indemnified Party the amount of the Liability set forth in the Notice of Claim, or subsequent Notice of Liability, shall be deemed established and accepted by the Indemnifying Party. If, on the other hand, the Indemnifying Party contest a Notice of Claim or Notice of Liability (as the case may be) within such 15-day period, the Indemnified Party and the Indemnifying Party shall thereafter attempt in good faith to resolve their dispute by agreement. If they are unable to so resolve their dispute within the immediately succeeding thirty (30) days, such dispute shall be resolved by binding arbitration in Orange County, California, as provided in Section 18(h) below. The award of the arbitrator shall be final and binding on the parties and may be enforced in any court of competent jurisdiction. Upon final determination of the amount of the Liability that is the subject of an indemnification claim (whether such determination is the result of the Indemnifying Party's acceptance of, or failure to contest, a Notice of Claim or Notice of Liability, or of a resolution of any dispute with respect thereto by agreement of the parties or binding arbitration), such amount shall be payable, in cash, by the Indemnifying Party to the Indemnified Party who has been determined to be entitled thereto within five (5) days of such final determination of the amount of the Liability due by the Indemnifying Party. If the Indemnifying Party fails to make such payment within such five (5) day period, without limiting any other rights or remedies the Indemnified Party may have as a result of such failure, the Indemnified Party shall be entitled to set off the amount of such unpaid Liability, together with interest thereon at a per annum rate of interest equal to the prime rate charged by The Bank of America's main branch in Los Angeles, California, against, and thereby and to that extent reduce, any amounts which may then be or thereafter become an obligation of the Indemnified Party to the Indemnifying Party. Notwithstanding anything to the contrary contained elsewhere in this Section 13, if the Indemnifying Party is contesting only the amount of any Liability, then as a condition precedent to the effectiveness of any Contest Notice, the Indemnifying Party shall pay to the Indemnified Party concurrently with the delivery of such Contest Notice the portion of the Liability which it is not contesting. Any amount that becomes due hereunder and is not paid when due shall bear interest until paid at a per annum rate of interest equal to the prime rate charged by The Bank of America's main branch in Los Angeles, California.

          14. CONFIDENTIALITY. Each party acknowledges that it may have access to various items of proprietary and confidential information of the other in the course of investigations and negotiations prior to Closing. Except as otherwise provided in Section 6.4 above, each party agrees that any such confidential information received from the other party shall be kept confidential and shall not be used for any purpose other than to facilitate the arrangement of financing for and the consummation of the transactions contemplated herein. Confidential information shall include all due diligence materials delivered by Seller to Buyer or Buyer to Seller and any business or other information which is specifically marked by the party claiming confidentiality as being confidential, unless such information (i) is already public knowledge, (ii) becomes public knowledge through no fault, action or inaction of the receiving party, or (iii) was known by the receiving party, or any of its directors, officers, employees, representatives, agents or advisors prior to the disclosure of such information by the disclosing party to the receiving party. No party hereto, nor its respective officers, directors, employees, accountants, attorneys, or agents shall intentionally disclose the existence or nature of, or any of the terms and conditions relating to, the transaction referred to herein, to any third person; provided, however, that such information may be disclosed in applications or requests required to be made to obtain any Licenses and Permits, approvals or consents needed to consummate the transactions contemplated herein or in any Securities Filings.

          15.  EXPENSES AND BROKER'S FEES.

          15.1 EXPENSES/PRORATIONS. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in connection with the negotiation, preparation, execution, delivery and performance of its respective obligations under this Agreement and the agreements and transactions contemplated hereby. Obligations under the Assumed Contracts will be prorated as of the Closing Date and the net amount of such prorations shall be paid in cash by the party owing such amount to the other party within forty-five (45) days after the Closing Date.

          15.2 BROKER'S FEES. Each party represents and warrants that it has not utilized the services of, and that it does not and will not have any liability to, any broker or finder in connection with this Agreement or the transactions contemplated hereby. The Seller agrees to indemnify and hold harmless Buyer, and Buyer agrees to indemnify and hold harmless Seller, against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage commission or finder's fee alleged to be payable as a result of, or in connection with, this Agreement or the transactions contemplated hereby by reason of any act, omission or statement of the indemnifying party.

          16. NOTICES. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or by a nationally recognized courier service, if sent by facsimile machine ("fax") or mailed, certified, return-receipt requested, postage prepaid:

               (a)  If to Seller, addressed to:

                         Creative Medical Development, Inc.
                         870 Gold Flat Road
                         Nevada City, California 95959
                         Attn:  Ron Gangemi

                    With copies to:

                         Gary A. Agron, Esq.
                         5445 DTC Parkway, Suite 520
                         Englewood, Colorado, 80111

               (b)  If to Buyer, addressed to:

                         Gish Biomedical, Inc.
                         2681 Kelvin Avenue
                         Irvine, California  92714-5821
                         Attention:  Jeanne Miller

                    With copies to:

                         Stradling, Yocca, Carlson & Rauth
                         660 Newport Center Drive, Suite 1600
                         Newport Beach, California  92660-6441

                         Attention:  Michael E. Flynn, Esq.


Any party hereto may from time to time, by written notice to the other parties, designate a different address, which shall be substituted for the one specified above for such party. If any notice or other document is sent by certified or registered mail, return receipt requested, postage prepaid, properly addressed as aforementioned, the same shall be deemed served or delivered seventy-two (72) hours after mailing thereof. If any notice is sent by fax to a party, it will be deemed to have been delivered on the date the fax thereof is actually received, provided the original thereof is sent by certified or registered mail, in the manner set forth above, within twenty-four (24) hours after the fax is sent. If the notice is delivered in person or is sent by a nationally recognized courier service, it shall be deemed to have been delivered on the date received by the recipient of such notice.

     17. PUBLICITY. Buyer and Seller will consult with each other and will mutually agree upon any publication or press release of any nature with respect to this Agreement or the transactions contemplated hereby and shall not issue any such publication or press release prior to such consultation and agreement, except as may be required by applicable law, legal process or by obligations pursuant to any listing agreement with any securities exchange or any securities exchange regulation, in which case the party proposing to issue such publication or press release shall use reasonable efforts to consult in good faith with the other party before issuing any such publication or press release.

     18.  MISCELLANEOUS

          (a) BINDING EFFECT. Subject to the terms of Section 18(b) below, this Agreement shall be binding upon the heirs, executors, representatives, successors and assigns of the respective parties hereto.

          (b) ASSIGNMENT. Neither this Agreement nor any of the rights and obligations of the Seller hereunder shall be assignable by the Seller. Buyer shall have the right, with the prior consent of Seller, which consent shall not be unreasonably withheld, to assign all or any part of its rights, but not its obligations, under this Agreement.

          (c) COUNTERPARTS. This Agreement may be executed in facsimile and in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          (d) HEADINGS. The subject headings of the sections and subsections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

          (e) WAIVERS. Any party to this Agreement may waive any right, breach or default which it has the right to waive; provided, that such waiver will not be effective against the waiving party unless it is in writing and specifically refers to this Agreement and notice thereof is promptly given to all parties in the manner provided in Section 16 of this Agreement. No waiver will be deemed to be a waiver of any other matter, whenever occurring and whether identical, similar or dissimilar to the matter waived.

          (f) ENTIRE AGREEMENT. This Agreement, including the Schedules, Exhibits and other documents referred to herein which form a part hereof, embodies the entire agreement and understanding of the parties hereto, and supersedes all prior or contemporaneous agreements or understandings (whether written or oral) among the parties, in respect to the subject matter contained herein.

          (g) GOVERNING LAW. This Agreement is deemed to have been made in the State of California, and its interpretation, its construction and the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with, the laws of California for contracts made and to be performed in that state.

          (h) ARBITRATION. All disputes between the parties hereto shall be determined solely and exclusively by arbitration under, and in accordance with the rules then in effect of, the American Arbitration Association, or any successors thereto ("AAA"), in Orange County, California, unless the parties otherwise agree in writing. The parties shall jointly select an arbitrator. In the event the parties fail to agree upon an arbitrator within ten (10) days, then each party shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator; provided, that if either party, in such event, fails to select an arbitrator within seven (7) days, such arbitrator shall be selected by the AAA upon application of either party. Judgment upon the award of the agreed upon arbitrator or the so chosen third arbitrator, as the case may be, shall be binding and shall be entered into by a court of competent jurisdiction.

          (i) SEVERABILITY. Any provision of this Agreement which is illegal, invalid or unenforceable shall be ineffective to the extent of such illegality, invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

     IN WITNESS WHEREOF, the undersigned corporations have caused this Agreement to be executed by officers thereunto duly authorized, and the individuals have executed this Agreement, on the date first above stated.


                              SELLER:
                              ------

                              CREATIVE MEDICAL DEVELOPMENT, INC., a Delaware corporation


                              By:_________________________________________

                              Its:________________________________________

                              BUYER:
                              -----

                              GISH BIOMEDICAL, INC., a California corporation


                              By:_________________________________________

                              Its:________________________________________

                                    EXHIBITS
                                    --------



     Exhibit A      Form of Promissory Note
     ---------
     Exhibit B      Form of Security Agreement
     ---------
     Exhibit C      Form of Stockholder Agreement
     ---------
     Exhibit D      Allocation of Purchase Price
     ---------
     Exhibit E      Form of Registration Rights Agreement
     ---------
     Exhibit F      Form of John Hart Employment Agreement
     ---------
     Exhibit G      Form of Ron Gangemi Employment Agreement
     ---------
     Exhibit H      Form of Glen Imbro Employment Agreement
     ---------
     Exhibit I      Intentionally Omitted
     ---------
     Exhibit J      Form of Chuck Grey Employment Agreement
     ---------
     Exhibit K      Form of Lease
     ---------
     Exhibit L      Form of Opinion of Counsel for the Seller
     ---------
     Exhibit M      Form of Bill of Sale
     ---------
     Exhibit N      Form of Assignment and Assumption Agreement
     ---------
     Exhibit O      Form of Opinion of Counsel for Buyer
     ---------

                                   SCHEDULES
                                   ---------

     Schedule A        Description of Business
     ----------
     Schedule 1.11(a)  Real Property Leases
     ----------------
     Schedule 1.1(b)   Tangible Assets
     ---------------
     Schedule 1.1(c)   Personal Property Contracts
     ---------------
     Schedule 1.1(f)   Intangible Property Rights
     ---------------
     Schedule 1.1(g)   Patents, Copyrights, Trademarks
     ---------------
     Schedule 1.1(i)   Computer Software Programs
     ---------------
     Schedule 1.2      Excluded Assets
     ------------
     Schedule 1.3      Assumed Liabilities
     ------------
     Schedule 3.4      List of Stockholders Signing Stockholder Agreements
     ------------
     Schedule 4.3A     Financial Statements
     -------------
     Schedule 4.3B     Financial Statement Exceptions
     -------------
     Schedule 4.4      Certain Changes
     ------------
     Schedule 4.5(a)   Exceptions to Title
     ---------------
     Schedule 4.5(c)   Licenses and Other Rights
     ---------------
     Schedule 4.6      Contracts and Commitments
     ------------
     Schedule 4.7      Labor and Employment Matters
     ------------
     Schedule 4.8      Conflicts
     ------------
     Schedule 4.9      Insurance
     ------------
     Schedule 4.10     Taxes and Tax Returns
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     Schedule 4.12     Litigation
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     Schedule 4.13     Certain Transactions
     -------------
     Schedule 4.14     Environmental and Safety Matters
     -------------
     Schedule 4.17     Bulk Sale Information
     -------------
     Schedule 5.4B     Buyer's Financial Statement Exceptions
     -------------
     Schedule 5.5      Buyer's Certain Changes
     ------------
     Schedule 5.6      Buyer's Conflicts
     ------------
     Schedule 9.12     Other Employees
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